Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of iShares® Diversified Alternatives Trust of our report dated March 24, 2011 relating to the financial statements and the effectiveness of internal control over financial reporting of iShares® Diversified Alternatives Trust, which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

San Francisco, California

July 29, 2011